AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2010

Registration Statement No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2041256 (IRS Employer Identification No.)

222 North LaSalle Street

Chicago, Illinois 60601

(312) 346-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Smurfit-Stone Container Corporation Equity Incentive Plan

(Full Title of the Plan)

Craig A. Hunt

Senior Vice President, Secretary and General Counsel

Smurfit-Stone Container Corporation

222 North LaSalle Street

Chicago, Illinois 60601

312-346-6600

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Copies to: David W. Braswell, Esq. Armstrong Teasdale LLP 7700 Forsyth Blvd., Suite 1800 St. Louis, Missouri 63105 314-621-5070

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share	8,695,652	$23.60(2)	$205,217,387.20	$14,632.00

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

This registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Smurfit-Stone Container Corporation, a Delaware corporation formerly known as Smurfit-Stone Container Enterprises, Inc. (the “Registrant”), shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the Smurfit-Stone Container Corporation Equity Incentive Plan (the “Incentive Plan”) as specified by Rule 428(b)(1) of the Securities Act. Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

Item 2.    Registrant Information and Employee Plan Information.

The Registrant will provide participants of the Incentive Plan, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act.  Requests for such documents should be directed to Smurfit-Stone Container Corporation, 222 North LaSalle Street, Chicago, Illinois 60601 Attention: Craig A. Hunt, Senior Vice President, General Counsel and Secretary, telephone number (312) 346-6600.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

On January 26, 2009, Smurfit-Stone Container Corporation (“SSCC”) and its U.S. and Canadian subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware (the “U.S. Court”). On the same day, SSCC’s Canadian subsidiaries also filed to reorganize under the Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice in Canada (the “Canadian Court”).

On June 21, 2010, the U.S. Court entered an order confirming the Modified Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors, dated May 26, 2010 (the “Plan”).  On May 13, 2010, the Canadian Court approved the Plan.  The Plan became effective on June 30, 2010 (the “Effective Date”).  Under the Plan, the holders of SSCC’s common stock, $0.01 par value per share (the “Common Stock”), received a pro-rata distribution of 2,172,175 shares of new common stock, $0.001 par value per share (the “New Common Stock”), issued by the Registrant, into which SSCC merged pursuant to the Plan, and holders of SSCC’s preferred stock, $0.01 par value per share (the “Preferred Stock”), received a pro-rata distribution of 2,172,174 shares of such New Common Stock.  Upon such distributions, all of SSCC’s shares of Common Stock and Preferred Stock were cancelled, and SSCC merged with and into the Registrant, with the surviving corporation changing its name to Smurfit-Stone Container Corporation.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)                                  the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 2, 2010;

(b)                                 SSCC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 2, 2010;

(c)                                  the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 5, 2010;

(d)                                 SSCC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 5, 2010;

(e)                                  SSCC’s Current Reports on Form 8-K filed with the Commission on January 15, 2010; January 28, 2010; February 8, 2010; February 25, 2010; February 26, 2010; April 21, 2010; May 13, 2010; May 24, 2010; and June 22, 2010; and

(f)                                    the description of the Registrant’s New Common Stock, par value $0.001 per share, contained in Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 24, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description, other than the portions of such documents which, by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the Commission or are not regarded as incorporated herein by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than documents filed by the Registrant with the Commission containing information furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

Exculpation

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “Delaware Law”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases, or for any transaction from which the director derived an improper personal benefit.

The Amended and Restated Certificate of Incorporation of the Registrant incorporates the exculpation provisions permitted by Section 102(b)(7) of the Delaware Law described above.

Indemnification

Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors, officers, employees or agents of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Amended and Restated Bylaws of the Registrant make mandatory the indemnification permitted by Section 145 of the Delaware Law described above.

Insurance

The directors and officers of the Registrant are insured under a policy of directors’ and officers’ liability insurance.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation.

4.2

Form of Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 24, 2010).

5.1	Opinion of Craig A. Hunt, Esq. as to the legality of the securities being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consents of Ernst & Young LLP.

24.1	Powers of Attorney (contained on the signature page).

Item 9.    Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 30, 2010.

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Craig A. Hunt
Craig A. Hunt
Senior Vice President, Secretary and
General Counsel

We, the undersigned officers and directors of Smurfit-Stone Container Corporation, hereby severally constitute and appoint Craig A. Hunt and Paul K. Kaufmann and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Smurfit-Stone Container Corporation’s Registration Statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Patrick J. Moore	Chief Executive Officer and Director	June 30, 2010
(Patrick J. Moore)	(Principal Executive Officer)

/s/ Paul K. Kaufmann	Senior Vice President and Corporate	June 30, 2010
(Paul K. Kaufmann)	Controller (Principal Financial and
Accounting Officer)

/s/ Timothy J. Bernlohr	Director	June 30, 2010
(Timothy J. Bernlohr)

/s/ Terrell K. Crews	Director	June 30, 2010
(Terrell K. Crews)

/s/ Eugene I. Davis	Director	June 30, 2010
(Eugene I. Davis)

/s/ Michael E. Ducey	Director	June 30, 2010
(Michael E. Ducey)

/s/ Jonathan F. Foster	Director	June 30, 2010
(Jonathan F. Foster)

/s/ Ernst A. Haberli	Director	June 30, 2010
(Ernst A. Haberli)

/s/ Ralph F. Hake	Director	June 30, 2010
(Ralph F. Hake)

/s/ Arthur W. Huge	Director	June 30, 2010
(Arthur W. Huge)

/s/ Steven J. Klinger	Director	June 30, 2010
(Steven J. Klinger)

/s/ James J. O’Connor	Director	June 30, 2010
(James J. O’Connor)

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation.

4.2

Form of Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 24, 2010).

5.1	Opinion of Craig A. Hunt, Esq. as to the legality of the securities being registered.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consents of Ernst & Young LLP.

24.1	Powers of Attorney (contained on the signature page).